UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   May 3, 2013

GWG Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	None	26-2222607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South Sixth Street, Suite 1200, Minneapolis, MN	55402
(Address of principal executive offices)	(Zip Code)

(877) 494-2388
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

Engagement of Baker Tilly Virchow Krause, LLP

Effective as of May 3, 2013, the Audit Committee of the Board of Directors of GWG Holdings, Inc. has engaged Baker Tilly Virchow Krause, LLP as its independent registered public accounting firm to audit the company’s financial statements for the fiscal year ending December 31, 2013. The Audit Committee approved the appointment of Baker Tilly Virchow Krause, LLP to replace Mayer Hoffman McCann P.C.

Prior to the engagement of Baker Tilly Virchow Krause, LLP, neither GWG Holdings, Inc. nor anyone on behalf of the company consulted with Baker Tilly Virchow Krause, LLP during the fiscal years ended December 31, 2012 and December 31, 2011, and through May 3, 2013, in any manner regarding either: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (b) a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

99.	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GWG Holdings Inc.

Date: May 8, 2013	By:	/s/ Jon Sabes
Jon Sabes, Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99	Press Release